Exhibit 99.1

IDENTIV REPORTS SECOND QUARTER 2018 RESULTS

•	37% Growth over Q2 17, Strength Across all Segments, Market Share Gains, Term Debt Elimination

FREMONT, Calif. — August 9, 2018 — Identiv, Inc. (NASDAQ: INVE), a global provider of physical security and secure identification, reported financial results for the second quarter ended June 30, 2018.

Recent Business Highlights

•	37% revenue growth over Q2 17

•	Credentials segment revenue up 66%, Premises up 53% over prior year comparable quarter

•	Launched physical access implementation project for a federal customer including hardware, software and Identiv Global Services

•	First proof-of-concept (PoC) for integrated video and location tracking deployed in retail stores

•	Delivered over 50,000 multi-interface cards (UHF/HF/LF) for combined access and tracking applications

•	Transponder growth across current customers and new customers, validating focus on consumer engagement and brand protection applications

•	First volume deliveries for iAuthenticate mobile smart card readers

•	Strengthened balance sheet through repayment of all remaining term debt

Second Quarter 2018 Financial Results

Revenues for the second quarter of 2018 were $20.3 million, a sequential increase of 23% from $16.5 million in the first quarter of 2018, reflecting sequential growth in all segments and the inclusion of a full quarter of revenue contribution from 3VR Security (3VR) after the acquisition in February 2018. Revenues for the second quarter of 2018 increased 37% compared to $14.8 million in the second quarter of 2017.

Revenues in the Premises segment, which includes the company’s physical access control solutions on the Hirsch Velocity and Cisco ICPAM platforms as well as the 3VR branded video and analytics solutions, grew 18% sequentially and 53% over the prior year comparable quarter. The comparative growth was driven primarily by organic growth, augmented by the contribution from video and analytics solutions. Revenues in the Credentials segment grew 33% sequentially and 66% over the prior year comparable quarter, both reflecting sales growth in access cards as well as RFID transponders. Revenues in the Identity segment increased 13% sequentially and declined 22% over the prior year comparable quarter due to a large international government project in Q2 last year, partially offset by strong sales of smart card readers to the U.S. government.

GAAP gross margin was 40% in the second quarter of 2018, compared to 39% in the first quarter of 2018 and 38% in the second quarter of 2017. The sequential and comparative gross margin improvement mainly reflects product and channel mix.

GAAP operating expenses were $9.2 million in the second quarter of 2018, compared to $8.3 million in the first quarter of 2018 and $6.9 million in the second quarter of 2017, reflecting a sequential increase of 12% and a comparative increase of 33%. The increase in expenses was primarily due to incorporating a full quarter of 3VR operations and other acquisition-related costs, including transaction costs and restructuring charges.

Non-GAAP operating expenses for the second quarter of 2018 were $7.8 million, compared to $6.6 million in the first quarter of 2018 and $5.8 million in the second quarter of 2017, reflecting a sequential increase of 18% and a comparative increase of 34%. Non-GAAP operating expenses increased mainly due to incorporating a full quarter of 3VR operations.

GAAP net loss totaled $2.7 million, or $(0.18) per share in the second quarter of 2018, compared to $2.3 million, or $(0.15) per share in the first quarter of 2018, and $1.9 million, or $(0.15) per share in the second quarter of 2017. GAAP net loss in the second quarter of 2018 included $1.4 million loss on extinguishment of debt and $0.3 million in restructuring charges in connection with the 3VR acquisition, both of which are non-recurring items.

Non-GAAP adjusted EBITDA for the second quarter of 2018 totaled $0.7 million, compared with $0.2 million in the first quarter of 2018 and $0.2 million in the second quarter of 2017.

Fiscal Year 2018 Guidance

For the fiscal year ending December 31, 2018, the Company expects revenue to be between $74 million and $78 million, and non-GAAP adjusted EBITDA between $4 million and $6 million, reconfirming its previously issued guidance.

Management Commentary

“Q2 was a strong quarter for our company, with 37% revenue growth over Q2 last year. This reflects a continuing growth trend, with growth of 30% for the first half of the year, compared with the first half of 2017. Importantly, the majority of our growth is organic, from strong results in our core businesses, augmented by inorganic growth. We generated positive adjusted EBITDA for the eighth quarter in a row, demonstrating consistent strength in our business platform,” said Steven Humphreys, Identiv CEO. “We’re grateful for the trust placed in us by our federal customers, resulting in increased traction in the core FICAM-enabling federal markets, with Hirsch being specified in multiple upgrade programs. We also launched a deployment for a federal customer led by our Identiv Global Services offering, substantially increasing our per-site revenues and resulting in increased customer satisfaction. Our expanded video and analytics platform from 3VR is increasing both our new prospect pipeline as well as expanded revenue opportunities from existing customers, as most organizations realize the need for advanced analytics. The 66% organic growth in our Credentials segment is equally encouraging, as existing customers increasingly adopt our RFID solutions across more product lines, and new customers launch new solutions. We believe our pipeline is very strong, building backlog for growth already extending into 2019. The delivery of our new multi-interface cards demonstrated our capacity to rapidly launch innovative use cases, particularly incorporating our expanded focus including UHF solutions.”

“Based on our recent results, we remain on track to achieve our double-digit revenue and adjusted EBITDA growth targets for 2018 and are re-confirming our guidance”, added Sandra Wallach, Identiv CFO. “The completed financing and repayment of all outstanding term-debt in the quarter further improved our balance sheet structure and brings us closer to GAAP profitability in the coming quarters. Looking ahead, we’re focused on continuing to execute our organic and inorganic growth strategy to build a leading, fully-scaled platform that can drive continued, profitable growth moving forward.”

Conference Call

Identiv management will hold a conference call today (August 9, 2018) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

U.S. dial-in number: 1-855-327-6837

International number: 1-631-891-4304

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call webcast will be broadcasted live and available for replay here and via the Investor Relations section of Identiv’s website.

A replay of the call will be available after 8:00 p.m. Eastern time through September 9, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Conference ID: 10005325

About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control, video analytics and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, banking, retail, and transportation sectors rely on

Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, non-GAAP adjusted EBITDA and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above exclude items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes provision (benefit) for income taxes, net income attributable to non-controlling interest, interest expense, loss (gain) on extinguishment of debt, foreign currency losses (gains), stock-based compensation, amortization and depreciation, acquisition related transaction costs, and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release. Identiv has not provided a reconciliation of its full-year 2018 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items that are a component of net income (loss) cannot be reasonably projected. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including interest expense, income tax expense (benefit), share-based compensation, and foreign currency (gains) losses. These components of net income (loss) could significantly impact Identiv’s actual net income (loss).

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations regarding future operating and financial performance, including full year 2018 revenue and adjusted EBITDA guidance, the Company’s beliefs regarding momentum and growth in its business, the Company’s belief that it is well-positioned for organic and inorganic growth, the Company’s beliefs regarding its pipeline, growth opportunities, and the Company’s beliefs regarding its status in the market and with customers is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, actual results for fiscal 2018 and beyond, the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, the actual benefits achieved through the acquisition of 3VR, the level of customer orders, the success of its products and partnerships, industry trends and seasonality, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Najim Mostamand, CFA

Liolios Group, Inc.

949-574-3860

IR@identiv.com

Media Contact:

press@identiv.com

— Financials Follow —

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Net revenue	$20,294	$16,528	$14,840	$36,822	$28,232
Cost of revenue	12,141	10,020	9,157	22,161	16,852

Gross profit	8,153	6,508	5,683	14,661	11,380
Operating expenses:
Research and development	1,837	1,687	1,511	3,524	2,988
Selling and marketing	4,358	3,903	3,315	8,261	6,694
General and administrative	2,756	2,555	2,085	5,311	3,872
Restructuring and severance	258	110	—	368	—

Total operating expenses	9,209	8,255	6,911	17,464	13,554

Loss from operations	(1,056)	(1,747)	(1,228)	(2,803)	(2,174)
Non-operating income (expense):
Interest expense, net	(472)	(476)	(678)	(948)	(1,352)
(Loss) gain on extinguishment of debt	(1,369)	—	—	(1,369)	977
Foreign currency gains (losses), net	192	(38)	1	154	(151)

Loss before income taxes and noncontrolling interest	(2,705)	(2,261)	(1,905)	(4,966)	(2,700)
Income tax (provision) benefit	(40)	(40)	1	(80)	119

Loss before noncontrolling interest	(2,745)	(2,301)	(1,904)	(5,046)	(2,581)
Less: Income attributable to noncontrolling interest	—	(5)	—	(5)	(10)

Net loss attributable to Identiv, Inc.	$(2,745)	$(2,306)	$(1,904)	$(5,051)	$(2,591)

Basic and diluted net loss per share	$(0.18)	$(0.15)	$(0.15)	$(0.33)	$(0.22)
Weighted average shares used to compute basic and diluted loss per share	15,584	15,111	12,657	15,349	12,008

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	June 30,	March 31,	December 31,
	2018	2018	2017
ASSETS
Current assets:
Cash	$17,922	$16,685	$19,052
Accounts receivable, net of allowances	13,974	12,518	12,282
Inventories	12,751	11,556	11,126
Prepaid expenses and other assets	1,884	1,853	1,779

Total current assets	46,531	42,612	44,239
Property and equipment, net	2,012	2,151	2,043
Intangible assets, net	9,686	10,217	4,365
Goodwill	5,781	5,880	—
Other assets	1,039	1,072	715

Total assets	$65,049	$61,932	$51,362

LIABILITIES AND STOCKHOLDERS´ EQUITY
Current liabilities:
Accounts payable	$7,181	$7,028	$5,863
Current portion - payment obligation	953	919	888
Current portion - financial liabilities	13,586	12,401	9,829
Current portion - notes payable	2,000	2,000	—
Deferred revenue	2,943	3,187	900
Accrued compensation and related benefits	1,804	1,897	1,515
Other accrued expenses and liabilities	2,686	3,202	2,020

Total current liabilities	31,153	30,634	21,015
Long-term payment obligation	2,447	2,731	2,998
Long-term deferred revenue	958	1,140	190
Long-term financial liabilities	—	2,622	2,921
Other long-term liabilities	438	387	385

Total liabilities	34,996	37,514	27,509

Total stockholders´ equity	30,053	24,418	23,853

Total liabilities and stockholders´ equity	$65,049	$61,932	$51,362

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$12,141	$10,020	$9,157	$22,161	$16,852
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(22)	(19)	(23)	(41)	(47)
Amortization and depreciation	(326)	(288)	(279)	(614)	(560)

Total reconciling items included in GAAP cost of revenue	(348)	(307)	(302)	(655)	(607)

Non-GAAP cost of revenue	$11,793	$9,713	$8,855	$21,506	$16,245

Non-GAAP gross profit margin	42%	41%	40%	42%	42%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$9,209	$8,255	$6,911	$17,464	$13,554
Reconciling items included in GAAP operating expenses:
Stock-based compensation	(627)	(616)	(638)	(1,243)	(1,205)
Amortization and depreciation	(495)	(452)	(467)	(947)	(816)
Acquisition related transaction costs	(36)	(485)	—	(521)	—
Restructuring and severance	(258)	(110)	—	(368)	—

Total reconciling items included in GAAP operating expenses	(1,416)	(1,663)	(1,105)	(3,079)	(2,021)

Non-GAAP operating expenses	$7,793	$6,592	$5,806	$14,385	$11,533

Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA

GAAP net loss attributable to Identiv, Inc.	$(2,745)	$(2,306)	$(1,904)	$(5,051)	$(2,591)
Reconciling items included in GAAP net loss:
Provision (benefit) for income taxes	40	40	(1)	80	(119)
Net income attributable to noncontrolling interest	—	5	—	5	10
Interest expense, net	472	476	678	948	1,352
Loss (gain) on extinguishment of debt, net	1,369	—	—	1,369	(977)
Foreign currency (gains) losses, net	(192)	38	(1)	(154)	151
Stock-based compensation	649	635	661	1,284	1,252
Amortization and depreciation	821	740	746	1,561	1,376
Acquisition related transaction costs	36	485	—	521	—
Restructuring and severance	258	110	—	368	—

Total reconciling items included in GAAP net loss	3,453	2,529	2,083	5,982	3,045

Non-GAAP adjusted EBITDA	$708	$223	$179	$931	$454